SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 27, 2014 (Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosures.

In connection with the private offering described below, Radio One, Inc. (the “Company”) disclosed the following preliminary estimated unaudited financial results for the three months and year ended December 31, 2013:

Our preliminary estimated unaudited financial results for the three months and year ended December 31, 2013 are set forth below. Estimates of results are inherently uncertain and subject to change, and we undertake no obligation to update this information. Our estimates contained in this current report may differ from actual results. This data has been prepared by, and is the responsibility of, management. Our independent registered public accounting firm, Ernst & Young LLP, has not audited, reviewed, compiled or performed any procedures, and does not express an opinion or any other form of assurance with respect to this data. Actual results remain subject to the completion of management’s and the Audit Committee’s final review, as well as the year-end audit by our independent registered public accountants. During the course of the preparation of the financial statements and related notes and our year-end audit, additional items that would require material adjustments to the preliminary financial information presented below may be identified. The estimates set forth below were prepared by our management and are based upon a number of assumptions. This summary is not a comprehensive statement of our financial results for this period and our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized.

These estimates should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, these preliminary estimates for the three months and year ended December 31, 2013 are not necessarily indicative of the results to be achieved in any future period. Our consolidated financial statements and related notes as of and for the year ended December 31, 2013 are not expected to be filed with the SEC until after this offering is completed.

For the three months ended December 31, 2013, we expect to report net revenues in the range of approximately $110.0 million to $112.0 million as compared to $105.9 million for the three months ended December 31, 2012. For the year ended December 31, 2013, we also expect to report net revenues in the range of approximately $447.1 million to $449.1 million as compared to $424.6 million for the year ended December 31, 2012. The increase on both a quarterly and annual basis is primarily driven by strong performances by our Cable Television and Internet segments.

For the three months ended December 31, 2013, we expect to report operating income in the range of approximately $14.9 million to $17.9 million as compared to $14.6 million for the three months ended December 31, 2012. For the year ended December 31, 2013, we also expect to report operating income in the range of approximately $71.5 million to $73.5 million as compared to $71.5 million for the year ended December 31, 2012.

We have provided a range for our financial data described above because our financial closing procedures for our fiscal quarter and our fiscal year ended December 31, 2013 are not yet complete. We currently expect that our final results will be within the ranges described above. However, the estimates described above are preliminary and represent the most current information available to management. Therefore, it is possible that our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time our financial results for our fiscal year 2013 are finalized. For example, the amount of compensation expense we will ultimately record with respect to equity awards at TV One is subject to change once its valuation is finalized, and therefore may impact our operating income range. Similarly, we have not completed our annual impairment analysis with respect to our intangible assets.

We expect to complete our financial closing procedures for our fiscal quarter and our fiscal year ended December 31, 2013 over the next several weeks. Accordingly, you should not place undue reliance on these estimates. The preliminary financial data for our fiscal year 2013 included in this current report has been prepared by, and is the responsibility of, our management and has not been reviewed or audited or subject to any other procedures by our independent registered public accounting firm. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect to this preliminary financial data.

In connection with the private offering described below, the Company also disclosed the following:

The first quarter of 2014 has started strongly, with Radio advertising revenues pacing up approximately 7% year-over-year and TV One prime average ratings up approximately 7% year-over-year in the Adults 25-54 demographic, in each case based on our operations through January 24, 2014.  This information regarding our operations in 2014 is very preliminary and based on a limited time period and, thus is subject to change.  Our ultimate results for the completed first quarter of 2014 could differ materially from this information.  We do not intend to update this information during the course of the first quarter of 2014.  See “Risk Factors- Risks Related to the Nature and Operations of Our Business” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Reports on Form 10-K for factors that could impact our future results and financial performance.

In connection with the private offering described below, the Company also disclosed the following:

On December 20, 2013, the State of Maryland’s Video Lottery Facility Location Commission awarded a gaming license to MGM Resorts International (“MGM”) in support of MGM’s proposed National Harbor Resort Hotel Casino project (the “National Harbor Project”) in Prince George’s County, Maryland.  We have agreed to invest $5 million in the National Harbor Project, with an option to invest an additional $35 million, in exchange for a membership interest in the project, including certain preferred returns.

Item 8.01. Other Events.

On January 27, 2014, the Company issued a press release announcing the Company’s proposed private offering of approximately $335 million principal amount of senior subordinated notes due 2020 pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).  The Company intends to use the net proceeds from the offering to repurchase or otherwise redeem all of the amounts currently outstanding under its 12.5%/15.0% senior subordinated notes due 2016 and to pay the related accrued interest, premiums, fees and expenses associated therewith.   A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Additionally, on January 27, 2014, the Company issued a press release announcing the launch of a cash tender offer for any and all of its 12.5%/15.0% senior subordinated notes due 2016.  In conjunction with the tender offer, the Company will be soliciting consents to proposed amendments to the indenture governing the notes.  A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

This report shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any offer of the subordinated notes will be made only by means of a private offering circular.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following documents are filed herewith:

Exhibit No.	Description
Exhibit 99.1	Press Release related to the notes offering, dated January 27, 2014.
Exhibit 99.2	Press Release related to the tender offer, dated January 27, 2014.

Cautionary Information Regarding Forward-Looking Statements

This Form 8-K and the press releases attached as Exhibit 99.1 and Exhibit 99.2 contain forward-looking statements about the Company’s future performance, which are based on management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in the Company’s reports on Forms 10-K, 10-K/A, 10-Q and 10-Q/A and other filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

              RADIO ONE, INC.

Date: January 27, 2014                                                                                    By:  /s/ Peter D. Thompson
                       Peter D. Thompson
                                           Chief Financial Officer